        FRONT SIDE OF PROXY CARD

                      OUTBACK STEAKHOUSE, INC.
                   550 North Reo Street, Suite 200
                        Tampa, Florida 33609

                         COMMON STOCK PROXY

                   ANNUAL MEETING OF SHAREHOLDERS

                    To be held on April 23, 1997
        This Proxy is solicited on behalf of the Board of Directors

     The undersigned hereby appoints Robert D. Basham, J. Timothy Gannon, and Joseph J. Kadow, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all the Common Stock of Outback Steakhouse, Inc. (the "Company"), which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company, to be held at the Tampa Convention Center, 333 South Franklin Street, Tampa, Florida, on Wednesday, April 23, 1997, at 10:00 a.m., Tampa time, and at any adjournments or postponements thereof, hereby revoking any and all proxies heretofore given, and authorizes and directs said Proxy holders to vote all the Common Stock of the Company represented by this Proxy as follows, with the understanding that if no directions are given below, said changes will be voted FOR the election of the four Directors nominated by the Board of Directors and FOR the proposals set forth below.

(continued, and to be continued and dated on the other side.)

                                        OUTBACK STEAKHOUSE, INC.
                                        P.O. BOX 11187
                                        NEW YORK, N.Y. 10203-0187


       BACK PAGE OF PROXY CARD
(Note:  Entire pack page of proxy card printed in red.)

1. ELECTION OF DIRECTORS
   FOR ALL NOMINEES LISTED BELOW [ ]
   WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW. [ ]
   *EXCEPTIONS [ ]

   NOMINEES:  DEBBI FIELDS, EDWARD L. FLOM, ROBERT S. MERRITT, CHRIS T.
   SULLIVAN
   (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS BOX AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

   *EXCEPTIONS:_______________________________________________________

2. AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, PAR VALUE $.01, FROM 100,000,000 SHARES TO 200,000,000 SHARES.

   FOR  [ ]   AGAINST [ ]   ABSTAIN [ ]

3. AMEND THE COMPANY'S AMENDED AND RESTATED STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK FOR WHICH OPTIONS MAY BE GRANTED FROM 4,923,500 TO 10,000,000, AND ADOPT CERTAIN OTHER AMENDMENTS REGARDING ADMINISTRATION OF THE PLAN.

   FOR  [ ]   AGAINST [ ]   ABSTAIN [ ]

4. IN THEIR DISCRETION TO ACT ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

   FOR  [ ]   AGAINST [ ]   ABSTAIN [ ]

CHANGE OF ADDRESS AND OR COMMENTS MARK HERE [ ]

YOUR SIGNATURE ON THIS PROXY FORM SHOULD BE EXACTLY AS THE NAME APPEARING HEREON. PERSONS SIGNING AS EXECUTORS, ADMINISTRATORS, TRUSTEES AND SIMILAR CAPACITIES SHOULD SO INDICATE. FOR JOINT ACCOUNTS IN THE NAME
OF EACH JOINT OWNER SHOULD BE SIGNED.

DATED _____________________, 1997

_________________________________
SIGNATURE

_________________________________
SIGNATURE, IF HELD JOINTLY

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.

VOTES MUST BE INDICATES (X) IN BLACK OR BLUE INK.  [ ]